Exhibit 10.23

AGREEMENT

This agreement (the “Agreement”) is made as of March 26, 2013 (the “Effective Date”), by and between H.D.D. LLC, a limited liability company organized and existing under the laws of California (“HDD”), Truett-Hurst, Inc., a Delaware corporation (“Truett”), and the Carroll-Obremskey Revocable Family Trust (“Carroll”) (hereinafter referred to collectively as the “Parties”).

WHEREAS, HDD and Carroll entered into that certain letter agreement dated May 3, 2012 (the “Letter Agreement”) in connection with that certain Membership Interest Purchase Agreement dated May 3, 2012, pursuant to which Carroll was granted certain rights as an investor in HDD;

WHEREAS, Truett will acquire a controlling interest in HDD in connection with Truett’s public offering of common stock (the “IPO”); and

WHEREAS, immediately prior to the IPO, HDD will engage in a recapitalization transaction (the “Recapitalization”) whereby the various classes of membership interests currently held by HDD’s existing owners will be exchanged for a single class of LLC units in HDD (the “LLC Units”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1.
Carroll hereby (i) waives any and all rights or benefits granted to Carroll under the Letter Agreement; and (ii) releases HDD from any and all obligations or liabilities created under the Letter Agreement.

2.
Carroll shall hereby be entitled to elect one (1) director to the board of directors of Truett (the “Election Right”), provided, however, that the Election Right, and any and all obligations or liabilities created thereunder, shall expire on the earlier of (i) the date on which Truett ceases to be a “controlled company” as defined by the corporate governance standards of the Nasdaq Capital Market, and (ii) the date on which Carroll ceases to own at least 50% of the LLC Units received by Carroll as a result of the Recapitalization.

This Agreement shall be governed by the laws of the State of California without regard to the conflicts of laws provisions thereof.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the Effective Date.

H.D.D. LLC

By:	/s/ Phillip L. Hurst

Name:	Phillip L. Hurst

Title:	Chief Executive Officer and Managing Member

TRUETT-HURST, INC.

By:	/s/ Phillip L. Hurst

Name:	Phillip L. Hurst

Title:	President and Chief Executive Officer

THE CARROLL-OBREMSKEY REVOCABLE FAMILY TRUST

By:	/s/ Daniel A. Carroll
Daniel A. Carroll, Trustee

By:	/s/ Stasia A. Obremskey
Stasia A. Obremskey, Trustee